Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent tot he incorporation by reference in the Registration Statements on Form S-8 (No. 333-107483, 333-57910, 333-38325 and 333-33741) of Learning Care Group, Inc. of our report dated June 30, 2004 except for the effects of discontinued operations described in Note 14, as to which the date is June 26, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
June 28, 2005